UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

DGT Holdings Corp.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Aire Drive, Bay Shore, New York		11706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 231-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2011, the board of directors (the “Board”) of DGT Holdings Corp. (the “Company”) approved certain incentive compensation guidelines (the “Compensation Guidelines”) for certain individuals, including the Company’s President and CEO, John J. Quicke and Chief Financial Officer, Mark A. Zorko.  Pursuant to the Compensation Guidelines, the Board approved a fiscal year 2012 bonus target of 70% of fiscal year 2012 base salary for Mr. Quicke and 45% of fiscal year 2012 base salary for Mr. Zorko.  The final determination of the bonus amounts is at the discretion of the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 15, 2011, the Company held its Annual Meeting of Shareholders.  The matters voted on by shareholders and the voting results are as follows:

Proposal 1.  Election of Directors.  All nominees for director were elected.

Name	For	Withheld	Non Votes
T. Scott Avila	2,834,829	23,906	605,338
Jack L. Howard	2,755,516	103,219	605,338
General Merrill A. McPeak	2,835,133	23,602	605,338
John J. Quicke	2,755,516	103,219	605,338
James A. Risher	2,710,293	148,442	605,338

Proposal 2.  Approval of an advisory resolution regarding the compensation of the Company’s named executive officers.  The advisory resolution was approved.

For	Against	Abstain	Non-Votes
2,596,799	75,367	186,569	605,338

Proposal 3.  Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending July 28, 2012.  The appointment of BDO USA, LLP was ratified.

For	Against	Abstain	Non-Votes
3,460,653	3,326	94	--

Item 8.01	Other Events.

Amendment of Corporate Governance Principles

At a meeting of the Board on December 15, 2011, the Board amended and restated the Company’s Corporate Governance Principles (as amended, the “Principles”).  The Principles are effective as of December 15, 2011.  The Principles are available on the Company’s website at www.dgtholdings.com by following the links for “Investors” and then “Corporate Governance.”  A link to the Principles appears under the heading “Document.”  Information on the Company’s website is not incorporated herein by reference.

Amendment of Directors Compensation Policy

On December 15, 2011, the Board revised its director compensation policy to provide that in lieu of annual restricted stock grants, directors receive annual grants of 10,000 options to purchase the Company’s common stock and the Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive an additional annual grant of 2,500 stock options.  The Chairman of the Board receives an additional annual grant of 5,000 stock options.  The options expire after a ten year period and vest on the first anniversary of the date of grant, based on continued service through the vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGT HOLDINGS CORP.
(Registrant)

Date: December 20, 2011	By:	/s/ Mark A. Zorko
Mark A. Zorko Secretary and Chief Financial Officer